UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 6, 2015

Date of Report (Date of earliest event reported)     ____________________________

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 W. Passaic Street, Suite 301, Rochelle Park, NJ	07662

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-732-5249

2690 Weston Road, Suite 200, Weston, FL	33331

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Market

Item 3.02 Unregistered Sales of Equity Securities

See Item 5.01 below

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 6, 2015, we issued 35,000 shares of our series C preferred stock to our directors Don Monaco (20,000 shares) and Keith White (15,000 shares). Mr. Monaco received his 20,000 shares in consideration of cancellation of $100,000 in indebtedness owed to him by us. This issuance was exempt pursuant to Section 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended. Mr. White received his 15,000 shares of series C preferred stock in exchange for his previously held 15,000 shares of our series B preferred stock. The issuance was exempt pursuant to Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended. Each share of our series C preferred stock is convertible into that number of shares of shares of common stock determined by dividing (i) the stated value ($5.00) by (ii) the conversion price then in effect ($0.05). Accordingly, the 35,000 shares of series C preferred stock are convertible into 3,500,000 shares of common stock. The holders of series C preferred stock vote together with holders of our common stock as a single class and each holder of series C preferred stock is entitled to the number of votes equal to one hundred (100) votes for each share of our common stock into which the series C preferred stock could be converted. Accordingly, the 35,000 shares of series C preferred stock are entitled to 350,000,000 votes. This issuance of series C preferred resulted in a change of control as the series C holders as a class held approximately 68% of the aggregate outstanding voting shares upon issuance (and individually Messrs’ Monaco and White’s shares of series C preferred stock provides them with approximately 39% and 29% of the aggregate outstanding voting shares, respectively). Prior to the issuance of the series C preferred stock, the holders of our series A preferred stock held approximately 30% of the aggregate voting shares (of which Monaker, Inc. held approximately 29.4% of the aggregate outstanding voting shares due to its ownership of the series A preferred stock).

The percentage of total voting Power is based on 514,548,229 votes and includes voting rights attached to all common stock and all preferred stock outstanding that can convert to our common stock. As reported in our Quarterly Report for the period ended July 31, 2015, as of July 31, 2015 there were 113,977,503 shares of our common stock outstanding and 50,570,726 shares of series A preferred stock issued and outstanding and convertible into 50,570,726 shares of common stock. Each share of series A preferred stock is entitled to one vote for each share of common stock that would be issuable upon conversion of such share. As stated above, the 35,000 share of series C preferred stock are entitled to 350,000,000 votes. The total voting power excludes warrants, accrued salaries of the Company, outstanding debt of the Company, outstanding debt of our parent Company, Monaker, Inc., and preferred shares of Monaker, Inc. each of which can be converted into our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC.
(Registrant)

Date: November 11, 2015	By:	/s/ Alex O. Aliksanyan
Alex O. Aliksanyan
Chief Executive Officer

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